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                                                                   Exhibit 10.46

                             EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of April 14, 2000, among Edgewater Technology (Delaware), Inc., a Delaware corporation (hereinafter referred to as the "Company" or "Edgewater"), and David Clancey (hereinafter referred to as "Employee").

                                  WITNESSETH

     WHEREAS, in the course of building the business of Edgewater, and in his capacity as an executive officer thereof, Employee will be engaged in a confidential relationship and will gain knowledge of the business, affairs, customers and methods of Edgewater and each of Edgewater's direct and indirect subsidiaries during his employment with Edgewater and will have access to lists of Edgewater's and its Subsidiaries' customers and their needs, and will become personally known to and acquainted with Edgewater's and its Subsidiaries' customers, thereby establishing a personal relationship with such customers for the benefit of Edgewater; and

     WHEREAS, the corporate party being duly authorized hereto by its board of directors and the individual having the requisite capacity and authority, desire to enter into this Agreement to reflect the foregoing, and for other purposes as hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. The term of this Agreement shall commence on the date hereof and shall continue until March 1, 2003, unless terminated sooner in accordance with Sections 5 or 6 hereof. During the term of this Agreement, the calendar year shall be referred to herein as a "Compensation Year."

     2.   DUTIES AND PERFORMANCE.

          (a) During the term of this Agreement, Employee shall be employed by the Company on a full-time basis as Chief Technology Officer of Edgewater and shall have such authority and shall perform such duties consistent with his position as may be reasonably assigned to him by, and shall report to, the President of the Company. Employee shall use all reasonable efforts to further the interests of Edgewater and shall devote substantially all of his business time and attentions to his duties hereunder; provided, however, that Employee shall not be prohibited from making investments of a passive nature (other than investment in more than five percent (5%) of the outstanding shares of companies engaged in competition with Edgewater) and devoting time to non-business related ventures, such as real estate investments, so long as such activities do not prevent or materially interfere with Employee's performance of his obligations hereunder. At all times during the term of this Agreement, Employee's office and the base from which he primarily performs his duties hereunder shall be located at the Company's offices which shall not be located more than twenty (20) miles from Wakefield, Massachusetts, unless otherwise agreed to by Employee.

          (b) Employee shall be entitled to be reimbursed in accordance with the policies of Edgewater, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by him in connection with the performance of his duties of employment hereunder; provided Employee shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by Edgewater.

     3.   COMPENSATION.

          3.1  Base Salary. Edgewater shall pay to Employee a base salary at the
               -----------
     rate of $200,000 per annum through the expiration of the term of the Agreement, payable bi-weekly as per normal pay practices

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     of the Company. Such base salary shall be subject to increase based upon review by the Board of Directors of the Company from time to time.

          3.2  Stock Options. Employee is hereby granted options (the "Options")
               -------------
     to purchase 400,000 shares of Common Stock of Edgewater at a per share price of $6.00. The Options to purchase twenty percent (20%) of the underlying shares of Common Stock shall vest on the date of this Agreement; an additional twenty percent (20%) shall vest on the first anniversary of this Agreement; and an additional thirty percent (30%) shall vest on each of the second and third anniversaries of the date of this Agreement, such that all of the underlying shares of Common Stock shall vest by the third anniversary of the date of this Agreement. All terms and conditions shall be subject to the Company's 2000 Stock Option Plan adopted February 26, 2000 (the "Plan"); provided; however, that such options shall fully vest and become exercisable upon a "Change in Control" as defined in the Plan.

          3.3  Bonus. The Employee shall be entitled to receive an annual bonus
               -----
     of up to 100% of Employee's base salary for each calendar year and up to 100,000 additional Options for the period ended December 31, 2000, based on targeted budget performance and other performance measures which are detailed on Exhibit A and such agreements, terms and conditions on Exhibit
                 ---------                                              -------
     A shall be incorporated herein. Any additional Options granted for calendar
     -
     year 2000 performance, pursuant to this Section 3.3, shall be issued at a strike price equivalent to the fair market value of the share price of the underlying common stock of the Company at the time of grant and shall vest on the same schedule as the Options described in Section 3.2 hereof. In addition, Employee may earn up to 100,000 additional options for each of the periods ending December 31, 2001 and December 31, 2002, based on targeted budget performance and other performance measures which shall be agreed to by the parties after the date hereof and detailed on Exhibit B, and such agreements, terms and conditions on Exhibit B shall be incorporated herein.

     4.   BENEFITS.

          (b) (a) The Employee shall be entitled annually to four (4) weeks vacation and shall be entitled to accrued vacation consistent with Employee's existing employment agreement. During the Term of this Agreement, the Company shall pay for the lease, insurance and maintenance expenses with respect to a car leased by the Employee (or a comparable car) consistent with Employee's existing employment agreement. The Employee shall be entitled, if eligible and selected for participation in accordance with the terms thereof, to participate in any insurance, stock purchase, or other benefit plan of the Company or StaffMark now existing or hereafter adopted as offered to other employees of the Company similarly situated. Nothing herein contained shall be construed as requiring the Company to establish or continue any particular benefit plan in discharge of its obligation under this Agreement. The Company will provide the Employee with prompt reimbursement for all reasonable business expenses incurred in the performance of the Employee's duties pursuant to this Agreement subject to the Employee's provision of receipts for such expenses, to the Company.

     5.   TERMINATION OF AGREEMENT.

     (a) The Company shall be entitled to terminate Employee's services, in any of the following circumstances:

          (i)  For "cause," which shall mean by reason of any of the following:
     (A) the Employee's material breach of any provision of Section 7 of this Agreement; (B) the final written determination by the Board of Directors of the Company after 30 days notice to the Employee and the opportunity for the Employee to be heard by the Board of Directors regarding the Employee's willful failure and refusal to comply with the material and reasonable directives of the Company; (C) the Employee's willful and repeated failure to perform the duties for which the Employee has been provided with written notice of nonperformance and for which the Employee has been provided with thirty (30) days to cure such nonperformance; (D) the Employee's gross negligence or willful or intentional misconduct; (E) final written determination after thirty (30) days notice to the Employee and the opportunity for the Employee to be

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     heard by the Board of Directors of the Company in respect of the Employee's breach of her fiduciary duties to the Company; or (F) the conviction of, or the entering of a guilty plea or plea of no contest with respect to, a felony with respect to the Employee, or any other criminal activity which materially affects the Employee's ability to perform her duties or materially harms the reputation of the Company.

          (ii) If, during the Term, in the opinion of the Company, the Employee because of physical or mental illness or incapacity shall be unable for any reason to substantially perform all of her duties and responsibilities under this Agreement for a period of one hundred and eighty (180) days in the aggregate in any twelve (12) month period ("Disability"); provided that the Company shall give Employee at least ten (10) days prior written notice of its intention to terminate this Agreement, as of the date set forth in the notice, at any time after the expiration of such one hundred and eighty
     (180) day period. In case of termination for Disability, the Employee shall be entitled to receive salary, benefits, and reimbursable expenses owing the Employee through the date of termination.; or

          (iii) The death of Employee. In case of death during the Term, the Company's obligations hereunder shall terminate on the date death occurs, except as to compensation and other benefits previously earned through and until such date.

     (b) Except as provided in Section 6 hereof, in the event of the termination of Employee's employment:

          (i) For cause, or in the event of the resignation of Employee (excluding circumstances involving Good Reason, as defined below), then as of the date of such termination all of the Company's obligations hereunder, including, without limitation, the Company's obligations to pay Employee's base salary accruing after the date of such termination, and any benefits (except as otherwise required by applicable law), other than those obligations which have accrued but remain unpaid as of the date of such termination (such as accrued but unpaid salary, any accrued but unpaid bonus, expense reimbursements, health insurance premiums, retirement plan contributions, if any, vacation pay, sick pay, etc.), and all of the Employee's obligations hereunder except with respect to Section 7 below, shall cease and Employee shall not be entitled to receive any incentive compensation for the Compensation Year of such termination; or

          (ii) By the Company for any other reason other than for the reasons set forth in clause (i) above, or by Employee for Good Reason (as defined below), then in such event:

     (a) Employee shall receive from the Company two payments, each equal to one-half of the following: the amount of Employee's base salary (without offset for any compensation received by Employee from any subsequent employment by any person other than by any affiliate of the Company or in violation of Section 7 of this Agreement) provided, however, that in the event the Company intends to offset against any such severance payment as the result of any alleged violation of
          Section 7 by the Employee, the Company shall place in escrow the amount of any such offset with an escrow agent reasonably acceptable to Employee and Employee's legal counsel pending a final non-appealable determination by a court of competent jurisdiction as to whether Employee has indeed violated Section 7 of this Agreement for a period which is the greater of (A) sixty (60) days from the date of such termination, or (B) the lesser of two years or the remaining term of this Agreement. The first payment shall be due on the effective date of termination and the second payment shall be due ninety days after the effective date of termination. Upon the effective date of termination in either case, all Options granted to Employee in Section 3.2 shall become immediately vested and exercisable. Further, any such termination shall operate to shorten the period set forth in Section 7(b) and during which the terms of
          Section 7 apply to twelve (12) months from the date of termination of employment. In addition, in the case of any such termination, the Company shall continue Employee's health care, life insurance and disability coverage for Employee for the period described in clause
          (B) of this subparagraph 5(b)(ii), (i) under the terms of the applicable Company sponsored health care plan by which he was covered at the time of such termination of employment, as such plan may be in effect or may be modified from time to time, or (ii) if such Company sponsored health care, life insurance or disability plan does not by its terms allow Employee's participation or continued participation, the Company shall

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          obtain, at the Company's expense, such insurance coverage on behalf of
          Employee that provides all benefits otherwise provided under such Company sponsored health care, life insurance and disability plans (collectively, "Continued Health Care Coverage"). "Good Reason" shall mean any of the following circumstances unless remedied by the Company within thirty (30) days after receipt of written notification by Employee that such circumstances exist or have occurred: (A) assignment to Employee of any duties inconsistent with Employee's position, authority, duties or responsibilities as contemplated by paragraph 1 of the Agreement or location of employment, or any other action by the Company that results in a material diminution of such position, authority, duties or responsibilities; (B) a material reduction of Employee's compensation and/or benefits; or (C) any material failure by the Company to comply with any of the material provisions of this Agreement.

     6.   CHANGE IN CONTROL.

     (a) If Employee's employment with Edgewater is terminated during the term of this Agreement following a Change in Control either by Edgewater which is not for "cause" (as defined in this Agreement) or by the Employee for Good Reason only, (i) Edgewater shall pay Employee a lump sum in the amount of Employee's base salary then in effect (which amount shall in no event be less than the amount of the base salary payment due to Employee under Section 5(b)(ii)(a) above), and his bonus for the year immediately preceding the year in which the termination of employment occurs and such lump sum payment shall be due on the effective date of the termination of Employee's employment; (ii) the provisions of paragraph 5(b)(ii) relating to exercisability of Options and Continued Health Care Coverage shall apply; and (iii) the non-competition provisions of paragraph 7 shall apply for a period of one (1) year from the effective Date of termination. In such event, Employee shall have no further obligations under this Agreement, other than continued compliance with Section 7 hereof,

     (b) A "Change in Control" shall be deemed to have occurred if: (i) any person, other than StaffMark or an employee benefit plan of StaffMark or Edgewater, acquires directly or indirectly the "beneficial ownership" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, "Beneficial Ownership") of any voting security of Edgewater and immediately after such acquisition such person is, directly or indirectly, the Beneficial Owner of voting securities representing 50% or more of the total voting power of all of the then-outstanding Edgewater voting securities of Edgewater; (ii) the stockholders of Edgewater shall approve a merger or merger agreement involving Edgewater (except into Edgewater's parent in which event this provision shall apply to the parent), a consolidation transaction involving Edgewater, a recapitalization or reorganization of Edgewater, a reverse stock split of outstanding Edgewater voting securities, or the consummation of any such transaction if stockholder approval is not sought nor obtained, provided,
                                                                --------
however, that the foregoing referenced transactions or events in this clause
-------
(ii) shall not constitute a "Change of Control" if such transaction or event would result in at least 60% of the total voting power represented by outstanding securities of the surviving or resulting entity (immediately after such transaction or event after giving effect to the consideration issued or transferred in such transaction or event on an as-converted or fully-diluted basis) being Beneficially Owned by at least 60% of the holders of outstanding voting securities of Edgewater immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not altered in the transaction in any material way; or (iii) the stockholders of Edgewater shall approve a plan of complete liquidation of Edgewater or an agreement for the sale or disposition by Edgewater of all or a substantial portion of Edgewater's assets (i.e., 50% or more of the total assets of Edgewater).

          (c) (i) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by Edgewater to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would constitute an "excess parachute payment" within the meaning of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), amounts payable or distributable to or for the benefit of the Employee pursuant to this Agreement that are determined to be "parachute payments" within the meaning of Section 280G(b)(2) of the Code (such payments or distributions pursuant to this Agreement are hereinafter referred to as "Agreement Payments") shall not be paid or distributed in the amounts or at the times otherwise required by this Agreement, but shall instead be paid or distributed annually, beginning as of the effective date of the termination of Employee's employment and thereafter on each anniversary thereof, in the maximum substantially equal amounts and over the minimum number of years that are

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     determined to be required to reduce the aggregate present value of
     Agreement Payments to an amount that will not cause any Payment to be non-deductible under section 280G of the Code. For purposes of this Section 6, present value shall be determined in accordance with section 280G(d)(4) of the Code.

               (ii) All determinations to be made under this Section 6 (c) shall be made by Edgewater's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to Edgewater and Employee within 10 days of the effective date of the termination of Employee's employment. Any such determination by the Accounting Firm shall be binding upon Edgewater and Employee.

               (iii) Within two years after the effective date of the termination of Employee's employment, the Accounting Firm shall review the determination made by it pursuant to paragraph (i), above. If at that time, as a result of the uncertainty in the application of section 280G of the Code at the time of the initial determination by the Accounting Firm hereunder, the annual amounts of Agreement Payments or the period over which Agreement Payments are paid or distributed, as determined pursuant to clause (i), above, are determined not to satisfy the requirements of clause
     (i), then the annual amount of future Agreement Payments and/or the period over which future Agreement Payments are paid or distributed shall be redetermined to satisfy the requirements of clause (i), and all future Agreement Payments shall be paid or distributed in accordance with such redetermination.

               (iv) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in paragraphs (ii) and (iii) above shall be borne solely by Edgewater. Edgewater agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to paragraphs (ii) and (iii) above, except for claims, damages or expenses resulting from the negligence or misconduct of the Accounting Firm.

     7.   COVENANT NOT TO COMPETE, CONFIDENTIALITY.

          (a) Employee acknowledges that in the course of her employment by the Company he has and will become privy to various economic and trade secrets and relationships of the Company and its subsidiaries under its direct control ("Subsidiaries"). Therefore, in consideration of this Agreement, Employee hereby agrees that he will not, directly or indirectly, except for the benefit of the Company or its Subsidiaries, or with the prior written consent of the Board of Directors of the Company, which consent may be granted or withheld at the sole discretion of the Company's Board of
     Directors:

               (i) During the Noncompetition Period (as hereinafter defined), become an officer, director, stockholder, partner, member, manager, associate, employee, owner, creditor, independent contractor, co-venturer, consultant or otherwise, or be interested in or associated with any other person, corporation, firm or business engaged in providing software solutions services, including but not limited to, systems integration, custom software development, training, systems support, outsourcing and/or information technology consulting services (an "Edgewater Services Business") within a radius of fifty (50) miles from any office operated during the Noncompetition Period by the Company, or any of its Subsidiaries (collectively, the "Territory") or in any Edgewater Services Business directly competitive with that of the Company, or any of its Subsidiaries, or itself engage in such business; provided, however, that

                     (A) Nothing herein shall be construed to prohibit Employee from owning not more than five percent (5%) of any class of securities issued by an entity which is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or which is traded over the counter;

                     (B) The foregoing shall not restrict Employee with respect to businesses, other than Edgewater Services Businesses, engaged in by the Company or its Subsidiaries during the Noncompetition Period unless Employee either is or was substantially involved

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               in such other businesses of the Company or such Subsidiaries or had access to Confidential Information (as hereinafter defined) with respect to such other businesses; or

                     (C) Nothing herein shall be construed to prohibit Employee from engaging in general business consulting to companies or individuals that (i) do not compete, directly or indirectly, with an Edgewater Services Business or (ii) who are not or have not been customers of Edgewater for a period of one
               (1) year. Further, nothing herein shall be construed to prohibit Employee from engaging in Edgewater Service Business as an employee of any firm or entity that does not compete directly or indirectly with Edgewater or any of its Subsidiaries and which maintains an internet application, such as a web site, or is engaged in the distribution and sale of software products, provided that the Employee performs such Edgewater Service Business only for that particular firm or entity as an employee thereof and the internet application or software products of such firm or entity are not directly competitive with any Edgewater Service Business conducted by Edgewater or its Subsidiaries.

               (ii) During the Noncompetition Period, in the Territory, solicit, cause or authorize, directly or indirectly, to be solicited for or on behalf of herself or third parties, from parties who are or were customers of the Company or its Subsidiaries, any Edgewater Services Business transacted by or with such customer by the Company or its Subsidiaries; or

               (iii) During the Noncompetition Period, in the Territory, accept or cause or authorize, directly or indirectly, to be accepted for or on behalf of herself or for third parties, any such Edgewater Services Business from any such customers of the Company or its Subsidiaries; or

               (iv) (A) From and after the date hereof and during the Noncompetition Period, use, publish, disseminate or otherwise disclose, directly or indirectly, any information heretofore or hereafter acquired, developed or used by the Company or its Subsidiaries relating to their business or the operations, employees or customers of the Company or its Subsidiaries which constitutes proprietary or confidential information of the Company or its Subsidiaries ("Confidential Information"), including without limitation any Confidential Information contained in any customer lists, mailing lists and sources thereof, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents; provided that the foregoing shall not apply to any Confidential Information which has become part of the common knowledge or understanding in the Edgewater Services Business industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), any information which is disclosed to the Employee by a third party not under any obligation of confidentially after the Term of this Employment Agreement, or any information which is independently developed by Employee after the Term of this Employment Agreement; provided, however, this
                                             --------  -------
          subparagraph (iv) shall not be applicable to the extent Employee is required to testify in. a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved; or

               (v)   During the Noncompetition Period, in the Territory,

                     (A) Solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of the Company or its Subsidiaries or any other person who is under contract with or rendering services to the Company or its Subsidiaries, to terminate his or her employment by, or contractual relationship with, such person or to refrain from extending or renewing the same (upon the same or new terms) or to refrain from rendering, services to or for such person or to become employed by or to enter into contractual relations with any persons other than such person or to enter into a relationship with a competitor of the Company or its Subsidiaries;

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                     (B)   Solicit, induce, attempt to hire, or hire any
               employee of the Company (or anyone who was an employee of the Company during the period from the date six months prior to my termination of employment with the Company), or assist in such hiring by any other person or business entity; or

                     (C) Authorize or knowingly approve or assist in the taking of any such actions by any person other than the Company or its Subsidiaries.

          (b) For purposes of this Agreement, the term "Noncompetition Period" shall mean the period commencing on the date hereof and ending twenty-four
     (24) months after the date Employee ceases to be an officer or employee of, or consultant to the Company or any of its Subsidiaries; provided, however, that the Noncompetition Period shall end one (1) year from the date of termination of the employment of Employee by the Company under this Agreement which is without cause or by the Employee for Good Reason.

          (c) The invalidity or non-enforceability of this Section 7 in any respect shall not affect the validity or enforceability of this Section 7 in any other respect or of any other provisions of this Agreement. In the event that any provision of this Section 7 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the Geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable and further, to the extent permitted by law, such geographic or business scope or the duration thereof may be re-written by a court of competent jurisdiction to make such sufficiently limited to be enforceable.

          (d) Employee acknowledges that the Company's remedy at law for any breach of the provisions of this Section 7 is and will be insufficient and inadequate and that the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Company may have at law.

          (e) The provisions of this Section 7 shall survive termination of this Agreement.

     8. DIVISIBILITY OF AGREEMENT. In the event that any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

     9. NOTICES. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage prepaid by certified or registered mail, return receipt requested, or sent by prepaid overnight courier service, delivery confirmed, as follows:

          If to Employee:       Dave Clancey
                                48 Way To The River Road
                                West Newbury, MA 01985

          If to the Company:    Clete T. Brewer
                                Chairman
                                234 East Millsap Road
                                Fayetteville, Arkansas 72703

          Either party may change her or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

     10. COMPLETE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the employment of Employee (including nonsolicitation and noncompetition agreements) and supersedes

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all prior arrangements or understandings with respect thereto. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

     11. ASSIGNMENT. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Company shall merge or consolidate or to which the Company shall lease or sell all or substantially all of its assets and may be assigned by the Company to any affiliate of the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

     12. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     13. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Delaware.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement in multiple counterparts as of the day and year first above written.


                                              EMPLOYEE


                                              /s/ Dave Clancey
                                              ----------------
                                              Dave Clancey

     /s/ Clete T. Brewer
     -------------------
     Witness

                                              EDGEWATER TECHNOLOGY
                                              (DELAWARE), INC.


                                              By: /s/ Terry C. Bellora
                                                 ---------------------
                                              Terry C. Bellora
                                              Executive Vice President

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